Exhibit 99.2 The Allstate Corporation Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written For the month ended July 31, 2022 Quarter to date ended July 31, 2022 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 6 1.0 8.9 6 1.0 8.9 National General Auto 10 0.6 4.9 10 0.6 4.9 Three months ended June 30, 2022 Three months ended March 31, 2022 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 30 2.5 8.7 28 3.6 9.3 National General Auto 19 2.7 6.0 24 1.9 4.6 (1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. (2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. (3) Allstate brand implemented auto insurance rate increases totaled $240 million for the month ended July 31, 2022 after implementing $601 million and $862 million of rate increases in the second and first quarter of 2022, respectively. (4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.